UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2022

BLINK CHARGING CO.

(Exact name of registrant as specified in its charter)

Nevada	001-38392	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 Lincoln Road, 5th Floor Miami Beach, Florida	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	BLNK	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	BLNKW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Blink Charging Co.

June 13, 2022

Item 1.01. Entry into a Material Definitive Agreement.

On June 13, 2022, we entered into an Agreement and Plan of Merger, dated as of June 13, 2022 (the “Acquisition Agreement”), with SemaConnect, Inc., a Delaware corporation (“SemaConnect”). Pursuant to the Acquisition Agreement, we will acquire SemaConnect by way of a two-step merger qualified as a reorganization within the meaning of Code Section 368(a)(1)(A), as a result of which it will become our wholly owned subsidiary (the “Acquisition”). SemaConnect is a leading provider of electric vehicle (EV) charging infrastructure solutions in North America. Based on information provided by SemaConnect, it currently has nearly 13,000 EV chargers in place at over 1,800 site host locations and more than 150,000 registered EV driver members. SemaConnect maintains its headquarters, in-house research & development and manufacturing facility in Bowie, Maryland. SemaConnect has a diverse suite of EV products, including Level 2 and DC Fast chargers, as well as its charging-as-a-service program which provides a full package of EV charging solutions. SemaConnect’s hardware and cloud-based software solutions reach a wide range of critical EV charging customers across municipal, parking, multifamily, hotel, office, retail and commercial sectors in the United States and Canada. SemaConnect was founded in 2008 by entrepreneur Mahi Reddy.

Under the terms of the Acquisition Agreement, the acquisition consideration is Two Hundred Million Six Hundred Thousand Dollars ($200,600,000), on a cash-free, debt-free basis and is subject to certain customary adjustments for working capital. The consideration to be paid in the transaction consists of: (i) Eighty Million Six Hundred Thousand Dollars ($80,600,000) in cash, (x) Forty Million Dollars ($40,000,000) of which will be paid upon closing of the Acquisition Agreement (the “Closing”), and (y) the remaining $40,600,000 of which will be paid not earlier than nine months following the Closing and not later than three years following the Closing; and (ii) One Hundred Twenty Million Dollars ($120,000,000) in shares of our common stock (the “Stock Payment”). The Stock Payment will be calculated based on the arithmetic average of the daily volume weighted average price of our common stock during the 20 consecutive trading days ending on the last trading day prior to the date of the Closing. The shares that will be issued under the Stock Payment are subject to a lock-up agreement for three months following issuance, and a leak-out agreement during each subsequent five one-month periods thereafter whereby, among other conditions, no more than 20% of the shares that will be issued to a SemaConnect stockholder may be sold by such stockholder. Each of the stockholders of SemaConnect who receive our stock will receive registration rights in respect of the shares issued to such stockholder under the Stock Payment pursuant to a registration rights agreement.

The following sums of cash will be held in escrow accounts following the Closing to cover the following items: (x) One Million Five Hundred Thousand Dollars ($1,500,000) for any losses or damages we may incur by reason of, among other things, any misrepresentation or breach of warranty by SemaConnect under the Acquisition Agreement, and (y) Five Hundred Thousand Dollars ($500,000) for any amounts we are owed under working capital adjustments. Another post-closing remedy for indemnity claims is the proceeds from representations and warranties insurance that we have obtained in connection with the Acquisition.

In connection with the Acquisition, certain stockholders of SemaConnect will be subject to standstill provisions for a period of 12 months after the Closing, which will prohibit them from, among other things, (i) acquiring any of our securities or assets; (ii) effecting a tender or exchange offer, merger or other business combination involving our company; (iii) soliciting proxies or consents to vote any of our voting securities; (iv) forming, joining or in any way participating in any group; (v) seeking to control or influence the management, board of directors or policies of our company; (vi) taking any action which might force us to make a public announcement, and (vii) entering into any discussions or arrangements with any third party with respect to any of the foregoing, subject to certain exceptions.

Additionally, certain key employees of SemaConnect will enter into employment offer letters with our company, including Mr. Reddy, who will remain the Chief Executive Officer of our SemaConnect subsidiary following the Closing.

In order to comply with the market rules of The NASDAQ Stock Market, the Acquisition Agreement includes a “share cap” to limit the number of shares that can be issued under the Acquisition Agreement to 19.9% of our outstanding shares (determined immediately prior to the Closing).

Prior to entering into the Acquisition Agreement, neither SemaConnect nor any SemaConnect stockholder had any material relationship or association with us. The acquisition consideration was determined as a result of arm’s-length negotiations between the parties. There are presently no significant changes anticipated in the business or product lines of either our company or SemaConnect.

The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is furnished as Exhibit 2.1 and is incorporated herein by reference in its entirety.

Item 7.01. Regulation FD Disclosure.

We issued a press release announcing the signing of the Acquisition Agreement on June 14, 2022, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

The information in this Item 7.01 of this report is being furnished and shall not be deemed filed for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), nor will it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

Statements contained herein which are not historical facts may be considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will” or words of similar meaning. Such forward-looking statements are based on our management’s current beliefs as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including risks related to the acquisition of SemaConnect, as well as our ability to integrate the acquired business within expected timeframes and to achieve the revenue, cost savings and earnings levels from such acquisition at or above the levels projected.

Other important factors and information are described under the heading “Risk Factors” in our Form 10-K filed with the SEC on March 16, 2022, our Form 10-Q filed with the SEC on May 10, 2022, and in subsequent filings made by us with the SEC, which are available on the SEC’s website at www.sec.gov. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We do not undertake any duty to update any forward-looking statement or other information in this Current Report on Form 8-K, except as required by U.S. federal securities law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 13, 2022, by and among Blink Charging Co., Blink Sub I Corp., Blink Sub II LLC, SemaConnect, Inc. and Shareholder Representative Services LLC (solely in its capacity as the stockholders’ representative).*

99.1	Press release issued by Blink Charging Co. on June 14, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the U.S. Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK CHARGING CO.

Dated: June 14, 2022	By:	/s/ Michael D. Farkas
	Name:	Michael D. Farkas
	Title:	Chairman and Chief Executive Officer